














<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and Subsidiaries under the cover of Form 10-Q for the six months ended June 30, 2000 and is qualified in its entirety by reference to such financial statements. The
Cosolidated Condensed Financial Statements of Unit Corporation and Subsidiaries have been restated for the six months ended June 30, 1999 to reflect the merger with Questa Oil and Gas Co. which was accounted for as a pooling of interests.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS                   6-MOS
<FISCAL-YEAR-END>                      DEC-31-1999             DEC-31-2000
<PERIOD-END>                           JUN-30-1999             JUN-30-2000
<CASH>                                       1,449                     688
<SECURITIES>                                     0                       0
<RECEIVABLES>                               13,102<F1>              28,872<F1>
<ALLOWANCES>                                     0                       0
<INVENTORY>                                      0<F2>                   0<F2>
<CURRENT-ASSETS>                            19,764                  34,619
<PP&E>                                     433,999                 520,149
<DEPRECIATION>                             229,000                 254,932
<TOTAL-ASSETS>                             231,068                 307,442
<CURRENT-LIABILITIES>                       19,080                  27,653
<BONDS>                                          0                       0
<PREFERRED-MANDATORY>                            0                       0
<PREFERRED>                                      0                       0
<COMMON>                                     5,513                   7,146
<OTHER-SE>                                 111,036                 182,139
<TOTAL-LIABILITY-AND-EQUITY>               231,068                 307,442
<SALES>                                          0                       0
<TOTAL-REVENUES>                            41,121                  80,814
<CGS>                                            0                       0
<TOTAL-COSTS>                               38,603                  60,465
<OTHER-EXPENSES>                             2,800                   3,024
<LOSS-PROVISION>                                 0                       0
<INTEREST-EXPENSE>                           2,525                   2,601
<INCOME-PRETAX>                            (2,807)                  14,724
<INCOME-TAX>                               (1,032)                   5,519
<INCOME-CONTINUING>                        (1,775)                   9,205
<DISCONTINUED>                                   0                       0
<EXTRAORDINARY>                                  0                       0
<CHANGES>                                        0                       0
<NET-INCOME>                               (1,775)                   9,205
<EPS-BASIC>                                  (.06)                     .26
<EPS-DILUTED>                                (.06)                     .26

<F1>Accounts Receivable is presented net in the Consolidated Condensed Balance
Sheet.
<F2>Inventory is presented as a portion of Other Current Assets in the
Consolidated Condensed Balance Sheet.


